SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:          May 15, 1997



                                MATTEL, INC.
                                ------------
           (Exact name of registrant as specified in its charter)


         Delaware                  001-05647                        95-1567322
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
 of incorporation)                  File No.)              Identification No.)




333 Continental Boulevard, El Segundo, California                   90245-5012
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (310) 252-2000
                                                  ----------------------------

                                   N/A
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       (Former name or former address, if changed since last report)

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                Information to be included in the Report
                ----------------------------------------

Item 5.         Other Events
-------         ------------

                In conformity with the requirements of Accounting Series Release No. 135, as interpreted by Staff Accounting Bulletin No. 65 (Topic 2.E.), attached hereto is a Consolidated Statement of Operations and Condensed Consolidated Balance Sheet of Mattel, Inc. and Subsidiaries as of and for the four months ended April 30, 1997. Such financial statements reflect the March 27, 1997 merger of Tyco Toys, Inc. with and into Mattel, Inc., accounted for as a pooling of interests.

                     MATTEL, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF OPERATIONS

                                                         FOR THE
                                                    FOUR MONTHS ENDED
                                                    -----------------
                                                         APRIL 30,
(In thousands, except per share amounts)                 1997 (a)
----------------------------------------                ----------
Net Sales                                               $  894,343
  Cost of sales                                            483,427
                                                        ----------
Gross Profit                                               410,916

  Advertising and promotion expenses                       129,938
  Other selling and administrative expenses                251,756
  Integration/restructuring costs (b)                      275,000
  Other expense, net                                        10,093
                                                        ----------
Operating Loss                                            (255,871)
  Interest expense                                          25,235
                                                        ----------
Loss Before Income Taxes                                  (281,106)
  Benefit for income taxes                                 (67,175)
                                                        ----------
Net Loss                                                  (213,931)
Less: dividends on convertible preferred stock               3,786
                                                        ----------
Net Loss Applicable to Common Shares                    $ (217,717)
                                                        ==========

   Net Loss Per Share (c)(d)                            $    (0.75)
                                                        ==========
Average Number of Common Shares Outstanding (d)            289,257
                                                        ==========

(a) Consolidated results for the period reflect the retroactive effect of the March 27, 1997 Tyco merger, accounted for as a pooling of interests.
(b) Represents a nonrecurring charge for transaction, integration and restructuring costs related to the Tyco merger. The related tax benefit of $65 million is included in the benefit for income taxes.
(c) Loss per share for the period, before the $0.72 per share effect of the merger-related nonrecurring charge of $210 million after taxes, was $0.03 per share.
(d) Share and per share data for the period presented reflect the retroactive effect of shares issued pursuant to the Tyco merger.



                     MATTEL, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEET


                                                   April 30,
(In thousands)                                       1997
--------------                                    -----------
ASSETS
  Cash                                            $    78,859
  Accounts receivable, net                            968,440
  Inventories                                         565,839
  Prepaid expenses and other current assets           198,836
                                                  -----------
    Total current assets                            1,811,974

  Property, plant and equipment, net                  608,163
  Other assets                                        823,638
                                                  -----------
    Total Assets                                  $ 3,243,775
                                                  ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Short-term borrowings                           $    31,698
  Current portion of long-term liabilities            105,355
  Accounts payable and accrued liabilities            682,107
  Income taxes payable                                 99,674
                                                  -----------
    Total current liabilities                         918,834

  Long-term debt                                      296,154
  Medium-Term notes                                   300,000
  Other long-term liabilities                         114,959
  Shareholders' equity                              1,613,828
                                                  -----------
    Total Liabilities and Shareholders' Equity    $ 3,243,775
                                                  ===========


                              SIGNATURES
                              ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MATTEL, INC.
                                             Registrant

                                             By: /s/ KEVIN M. FARR
                                                 -------------------------
                                                 Kevin M. Farr
       Date: May 15, 1997                        Senior Vice President and
             -------------                       Controller


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